Exhibit 99.1

FirstEnergy Corp.	For Release: April 23, 2020
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces First Quarter 2020 Financial Results
Affirms Guidance and Long-Term Growth Projections,
Provides Second Quarter 2020 Guidance

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported first quarter 2020 GAAP earnings of $74 million, or $0.14 per basic and diluted share of common stock, on revenue of $2.7 billion, including a non-cash mark-to-market adjustment on the company’s pension and other post-employment benefit (OPEB) plans. In the first quarter of 2019, FirstEnergy reported GAAP earnings of $315 million, or $0.59 per basic and diluted share of common stock, on revenue of $2.9 billion. Results for both periods include the impact of special items listed below.

Operating (non-GAAP) earnings* for the first quarter of 2020 were $0.66 per share, above the midpoint of the company’s earnings guidance. In the first quarter of 2019, operating (non-GAAP) earnings were $0.67 per share.

“During this global health crisis, we continue working to provide the safe, reliable energy our customers and communities need, while taking extra steps to keep our employees healthy on the job,” said Charles E. Jones, FirstEnergy president and chief executive officer. “While the broad, long-term implications on our economy are still being understood, FirstEnergy is uniquely well-positioned to navigate this environment, and we expect to continue meeting our commitments to our stakeholders.”

For the second quarter of 2020, FirstEnergy is providing a GAAP and operating (non-GAAP) forecast range of $260 million to $315 million, or $0.48 to $0.58 per share based on 542 million shares outstanding.

For 2020, FirstEnergy is updating its full-year GAAP earnings forecast range to $1.02 billion to $1.13 billion, or $1.88 to $2.08 per share, based on 542 million shares. The company is affirming its full-year operating (non-GAAP) guidance of $2.40 to $2.60 per share.

FirstEnergy is also affirming its long-term growth rate projections. The company remains on track to achieve 6% to 8% compound annual operating (non-GAAP) earnings growth (CAGR)** from 2018 to 2021, as well as its extended CAGR of 5% to 7% through 2023. That projection includes plans to issue up to $600 million of equity annually starting in 2022 to fund the company’s regulated growth initiatives.

First Quarter Results

In FirstEnergy’s Regulated Distribution business, first quarter 2020 operating results benefited from the implementation of decoupled rates in Ohio, incremental rider revenues in Ohio and Pennsylvania, and lower expenses compared to the first quarter of 2019. These factors were offset by the impact of mild temperatures on distribution deliveries, the absence of the Ohio Distribution Modernization Rider, and higher depreciation and net financing costs.

Total distribution deliveries decreased 7.8% compared to the first quarter of 2019 due to mild temperatures and lower usage. Residential sales decreased 12.6%, driven by a nearly 18% decrease in heating degree days compared to the first quarter of 2019. Commercial deliveries decreased 7.5%, while sales to industrial customers decreased 3.0%.

In the Regulated Transmission business, first quarter 2020 operating results increased primarily due to higher rate base associated with the company’s ongoing investments in its Energizing the Future transmission program, which offset higher net financing costs.

In the Corporate/Other segment, first quarter 2020 operating results reflect lower expenses compared to the same quarter of 2019.

Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS* Reconciliation
	First Quarter		2020 Estimates
	2020	2019	Second Quarter	Full Year
Net Income attributable to Common Stockholders (GAAP) - $M	$74	$315	$260 - $315	$1,020 - $1,130
Basic EPS (GAAP)	$0.14	$0.59	$0.48 - $0.58	$1.88 - $2.08
Excluding Special Items*:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.59	—	—	0.59
Regulatory charges	0.01	(0.01)	—	0.01
Exit of competitive generation	(0.08)	0.09	—	(0.08)
Total Special Items*	0.52	0.08	—	0.52
Operating EPS (Non-GAAP)	$0.66	$0.67	$0.48 - $0.58	$2.40 - $2.60

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in all periods. Basic EPS (GAAP) is based on 541 million and 530 million shares for the First Quarter of 2020 and 2019, respectively, and 542 million shares for the Second Quarter and Full Year 2020. Operating EPS (Non-GAAP) is based on 541 million and 539 million shares for the First Quarter of 2020 and 2019, respectively, and 542 million shares for the Second Quarter and Full Year 2020.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented in the first quarter of 2019 and full year 2019 by 539 million shares, 541 million shares in the first quarter of 2020, and 542 million shares in the second quarter of 2020 and full year 2020. which reflects the full impact of share dilution from the equity issuance in January 2018. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

** The Company’s management team cannot estimate on a forward-looking basis the impact of special items in the context of Operating earnings (loss) per share growth projections because special items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights and Investor Factbook are posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on the First Quarter 2020 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the First Quarter 2020 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we”, “us”, “our”, and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the extent and duration of the novel coronavirus (known as COVID-19) and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets risks associated with the decommissioning of TMI-2; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; legislative and regulatory developments including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, , or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on our common stock during any period may in the aggregate vary from prior periods due to circumstances considered by our Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q together with any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

(042320)